Exhibit 23.1

                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 of Avid Technology, Inc. of our report dated January 28, 2004, except as to the eleventh sentence of the eighth paragraph of
Note I for which the date is March 11, 2004, relating to the financial statements and financial statement schedule of Avid Technology, Inc., which appears in this Form 10-K.



Boston, Massachusetts
March 11, 2004